                                                                   EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-87415) of our report dated July 14, 1999, relating to the financial statements of V/Line Freight Corporation as of June 30, 1998 and for the year then ended, which appear in RailAmerica, Inc.'s Current Report on Form 8-K/A dated July 16, 1999. We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Fort Lauderdale, Florida

January 28, 2000